Exhibit 99.1

EDIFY BUSINESS UNIT
(Wholly Owned Business Unit of S1 Corporation)
FINANCIAL STATEMENTS
For the Year Ended December 31, 2004

EDIFY BUSINESS UNIT
A Wholly Owned Business Unit of S1 Corporation
TABLE OF CONTENTS

REPORT OF INDEPENDENT AUDITORS
To the Edify Board of Directors and Stockholders:
In our opinion, the accompanying Balance Sheet and the related Statement of Operations and Comprehensive Loss, and Statement of Cash Flows present fairly, in all material respects, the financial position of Edify Business Unit (the “Company”) at December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
The Company includes businesses of S1 Corporation (“S1”); consequently, as indicated in Note 2, these financial statements have been derived from the consolidated financial statements and accounting records of S1, and reflect significant allocations. Moreover, as indicated in Note 2, the Company relies on S1 for administrative, management and other services. Accordingly, these financial statements do not necessarily reflect the financial position, results of operations or cash flows of the Company had it been a separate stand-alone entity, independent of S1.

Orange County, California
December 19, 2005

EDIFY BUSINESS UNIT
A Wholly Owned Business Unit of S1 Corporation
BALANCE SHEET
(in thousands)

December 31,
2004
ASSETS

Current assets:
Cash and cash equivalents	$630
Accounts receivable, net of allowance for doubtful accounts and billing adjustments of $595 at December 31, 2004	7,039
Prepaid expenses	1,332
Other current assets	41

Total current assets	9,042
Property and equipment, net	520
Goodwill, net	4,886
Other assets	332

Total assets	$14,780

LIABILITIES AND PARENT COMPANY INVESTMENT

Current liabilities:
Accounts payable	$562
Accrued compensation and benefits	1,133
Accrued restructuring	535
Accrued other expenses	2,571
Deferred revenues	7,384

Total current liabilities	12,185
Accrued restructuring excluding current portion	139
Long term deferred revenue	1,935

Total liabilities	14,259

Commitments and contingencies (Note 7)

Parent company investment	521

Total liabilities and parent company investment	$14,780

See accompanying notes to financial statements.

EDIFY BUSINESS UNIT
A Wholly Owned Business Unit of S1 Corporation
STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands)

Year Ended December 31,
2004
Revenues:
Software licenses	$12,532
Support and maintenance	17,089
Professional services	5,489
Revenues from parent	1,993

Total revenues	37,103

Operating expenses:
Cost of software licenses	3,542
Cost of professional services, support and maintenance (1)	10,427
Selling and marketing	11,129
Product development	6,019
General and administrative	5,282
Depreciation	827
Amortization of acquisition intangible assets	75
Gain on sale of assets	(152)

Total operating expenses	37,149

Operating loss	(46)
Interest, investment and other expense, net	(114)

Loss before income taxes	(160)
Income tax expense	(29)

Net loss	$(189)

Other comprehensive loss:
Change in cumulative foreign currency translation adjustment, net of tax effects	(259)

Comprehensive loss	$(448)

(1)	Cost of professional services, support and maintenance excludes charges for depreciation
See accompanying notes to financial statements.

EDIFY BUSINESS UNIT
A Wholly Owned Business Unit of S1 Corporation
STATEMENT OF CASH FLOWS
(in thousands)

Year Ended December 31,
2004
(in thousands)
Cash flows from operating activities:
Net loss	$(189)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	902
Change in reserve for doubtful accounts receivable and billing adjustments	(750)
Gain on sale of assets	(152)
Compensation expense for employee stock options	12
Changes in operating assets and liabilities
Increase in accounts receivable	(92)
Decrease in prepaid expenses and other assets	717
Decrease in accounts payable	(510)
Decrease in accrued expenses and other liabilities	(334)
Increase in deferred revenues	1,573

Net cash provided by operating activities	1,177

Cash flows from investing activities:
Proceeds from sale of assets	161
Purchases of property, equipment, and technology	(584)

Net cash used in investing activities	(423)

Cash flows from financing activities:
Change in book overdraft	38
Changes in parent company investment	(731)

Net cash used in financing activities	(693)

Effect of exchange rates on cash and cash equivalents	45

Net increase in cash and cash equivalents	106
Cash and cash equivalents at beginning of year	524

Cash and cash equivalents at end of year	$630

     See accompanying notes to financial statements.

EDIFY BUSINESS UNIT
A Wholly Owned Business Unit of S1 Corporation
NOTES TO FINANCIAL STATEMENTS
December 31, 2004
1.	Business
          Edify is a wholly owned business unit (“Edify”) of S1 Corporation (“S1”). S1 is a publicly held Atlanta, Georgia based company that sells software solutions primarily to the financial services industry. On November 18, 2005, S1 entered into an agreement to sell Edify (see Note 13).
          The Edify business unit delivers voice and speech solutions for the enterprise that help companies automate their customer service facilities. Edify’s voice and speech solutions combine speech recognition, speaker verification, text-to-speech, fax, and touch-tone automation with an application development environment and natural language capabilities. Edify’s products are sold across multiple vertical markets including financial services, travel, retail and telecommunications.
          We derive a significant portion of our revenues from licensing our solutions and providing professional services. We generate recurring revenues by charging our customers a periodic fee for technical support, maintenance and enhancements.
          Edify is headquartered in Santa Clara, California with international offices in Dublin, Ireland and London, England.
2.	Summary of Significant Accounting Policies
     Basis of presentation
          The accompanying financial statements have been presented on a carve-out basis. The financial statements include the accounts of the Edify business unit of S1 Corporation. As further discussed below, certain expenses in the financial statements include allocations from S1. We believe that the allocations are made on a reasonable basis; however, the financial statements may not necessarily reflect the financial position of Edify if Edify had been a separate, stand-alone entity during the period presented. All significant intracompany balances have been eliminated as part of this combination. All significant intercompany balances are included as a component of parent company investment, net in the accompanying Balance Sheet.
          These financial statements include the accounts of Edify Holdings Co., Inc., a Delaware corporation and its wholly owned subsidiary, Edify Corporation, a Delaware corporation and its wholly owned subsidiaries, Edify Ireland, LTD, an Ireland corporation, Edify EMEA, a United Kingdom corporation and transactions related to the sale and provision of Edify products and related services that occur at S1 locations on behalf of the Edify business unit.
          The Edify business unit was acquired in 1999. As a result of the acquisition, these financial statements reflect goodwill resulting from such transaction. The amount of goodwill related to this transaction is $3.0 million at December 31, 2004. In addition, as part of the acquisition of Point Holdings, Ltd. by S1, a portion of that acquired business was assigned to the Edify business unit and related goodwill was recorded in the Edify business unit. The amount of goodwill related to this transaction is $1.9 million at December 31, 2004.
          In 2004, Edify sold substantially all the assets of a majority owned subsidiary located in Italy for a gain of $152,000 as the operations of this entity had ceased.
     Risks and Uncertainties
          Edify has a net working capital deficiency of $3.1 million at December 31, 2004. Historically, Edify has relied on S1 to fund its financing obligations. S1 has agreed to continue to support Edify for the foreseeable future and as long as Edify remains a business unit of S1.
Use of estimates
     We have made estimates and assumptions that affect the reported amounts of revenue, expenses, assets and liabilities and disclosure of liabilities to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from our estimates. Areas involving the use of significant estimates include:
•	revenue recognition;

•	estimation of our allowance for doubtful accounts and billing adjustments;

•	valuation and recoverability of long-lived assets, including goodwill;

•	determination of technological feasibility and capitalization of software development costs;

•	reserves for restructuring liabilities; and

•	income taxes.
Allocation methodology
     The accompanying financial statements have been presented on a carve-out basis. For the period presented, certain expenses in the financial statements include allocations from S1. To the extent that an asset, liability, revenue or expense is identifiable and directly related to Edify, it is reflected in the accompanying financial statements. Certain expenses in the financial statements include allocations from S1 which have been calculated based upon revenue or headcount. We believe that the allocations are made on a reasonable basis; however, the financial statements may not necessarily reflect the financial position of Edify if Edify had been a separate, stand-alone entity during the period presented. Edify was allocated a charge of $835,000 for overhead costs related to Edify’s share of S1’s shared administrative functions in 2004. These costs are included in general and administrative expenses and are primarily related to accounting, human resources and legal services.
Financial instruments
     We use financial instruments in the normal course of business, including cash and cash equivalents, accounts receivable, accounts payable, accrued compensation and benefits and other accrued expenses. Cash and cash equivalents include deposits with commercial banks. Book overdrafts are included in other accrued liabilities. The carrying values of accounts receivable, accounts payable, accrued compensation and benefits, and other accrued expenses approximate fair value due to the short-term nature of these assets and liabilities.
Accounts receivable and allowance for doubtful accounts and billing adjustments
     Accounts receivable includes amounts billed to customers and unbilled amounts of revenue earned in advance of billings. Accounts receivable are recorded at the invoiced amount or the earned amount and do not bear interest. We have established a discount allowance for estimated billing adjustments and an allowance for estimated amounts that we will not collect. We report provisions for billing adjustments as a reduction of revenue and provisions for uncollectible amounts as a component of selling expense. We review specific accounts, including substantially all accounts with past due balances over 90 days, for collectibility based on circumstances known to us at the date of our financial statements. In addition, we maintain reserves based on historical billing adjustments and write-offs. These estimates are reviewed quarterly and are based on historical discounts and write-offs, customer concentrations, customer credit-worthiness, current economic trends and changes in our customer payment terms. Accounts receivable are written off against the allowance when we estimate it is probable the receivable will not be recovered.
Property and equipment
     We report property and equipment at cost, less accumulated depreciation. We calculate depreciation using the straight-line method over the estimated useful lives of the related assets. We amortize leasehold improvements using the straight-line method over the estimated useful life of the improvement or the lease term, whichever is shorter. Gains or losses recognized on disposal or retirement of property and equipment are recognized in the consolidated statement of operations.
     The estimated useful lives of the assets are as follows:

Furniture and fixtures	5 years
Computer equipment	1.5 to 3 years
Software	3 years
Leasehold improvements	3 years
Goodwill
     Under the provisions of SFAS No. 142, we are required to perform an impairment test of goodwill at least once annually or upon the occurrence of a triggering event. We have elected to test our intangible assets for impairment as of October 1st each year. The impairment test requires us to: (1) identify our reporting units, (2) determine the carrying value of each reporting unit by assigning assets and liabilities, including existing goodwill and intangible assets, to those reporting units, and (3) determine the fair value of each reporting unit. If the carrying value of any reporting unit exceeds its fair value in future periods, we will determine the amount of goodwill impairment, if any, through a fair value analysis of each of the assigned assets (excluding goodwill). If any impairment were indicated as a result of the annual test, we would record an impairment charge as part of income (loss) from operations. For purposes of performing the impairment test, Edify is one reporting unit. Based upon the results of our annual impairment test in October 2004, no impairments were identified.
Other long-lived assets
     We evaluate the recoverability of long-lived assets whenever events or changes in circumstances indicate that the carrying amount should be assessed by comparing their carrying value to the undiscounted estimated future net operating cash flows expected to be derived from such assets. If such evaluation indicated a potential impairment, we used discounted cash flows to measure fair value in determining the amount of these intangible assets that should be written off.
     We amortize identifiable intangible assets over their estimated useful lives (ranging from three to ten years) using the straight-line method which approximates the projected utility of such assets based upon the information available.
Parent company investment
     The parent company investment account includes the historical investment made by S1 in the Edify business as well as net exchange gains or losses resulting from the foreign currency translation of assets and liabilities. During 2004, the activity in the parent company investment account was as follows (in thousands):

Balance, December31, 2003	$1,384
Business unit net loss	(189)
Change in cumulative foreign currency translation adjustment	(259)
Funding of operations from parent	(415)

Balance, December 31, 2004	$521

     The balance of the cumulative foreign currency translation adjustment was $0.8 million at December 31, 2004.
Concentration of credit risk
     For the year ended December 31, 2004, one customer represented 10% of total revenues. This customer represented 14% of total receivables at December 31, 2004.

Revenue recognition, deferred revenues and cost of revenues
     Software license revenue. We recognize software license sales in accordance with Statement of Position No. 97-2, “Software Revenue Recognition,” and SOP No. 98-9, “Modification of SOP No. 97-2, Software Revenue Recognition With Respect to Certain Transactions,” as well as the related Technical Practice Aids issued from time to time by the American Institute of Certified Public Accountants. For software license sales for which any services rendered are not considered essential to the functionality of the software, we recognize revenue upon delivery of the software, provided (1) there is evidence of an arrangement, (2) collection of our fee is considered probable and (3) the fee is fixed or determinable. In certain of these arrangements, vendor specific objective evidence of fair value exists to allocate the total fee to all elements of the arrangement. If vendor specific objective evidence of fair value does not exist for the license element, we use the residual method under SOP No. 98-9 to determine the amount of revenue to be allocated to the license element.
     For software license sales where the license term does not begin until installation is complete, we recognize license and professional services revenue when we complete the installation of the software. For license arrangements in which the fee is not considered fixed or determinable, the license revenue is recognized as payments become due. For those arrangements where collectibility is not considered probable, revenue is recognized upon cash collections.
     Support and maintenance revenue. Revenues for post-contract customer support and maintenance are recognized ratably over the contract period. Services provided to customers under customer support and maintenance agreements generally include technical support and unspecified product upgrades.
     Professional services revenue. Revenues derived from arrangements to provide professional services on a time and materials basis are recognized as the related services are performed. Revenues from professional services that are provided on a fixed fee basis are recognized pursuant to SAB 104, “Revenue Recognition,” on a proportional performance method based upon labor hours incurred as a percentage of total estimated labor hours to complete the project. In the case of smaller arrangements where implementations are short in duration we recognize professional services revenue upon completion of the project.
     Deferred revenues. Deferred revenues represent amounts billed to customers for software licenses, services and maintenance in advance of performing services. Maintenance is normally billed quarterly or annually in advance of performing the service.
     Cost of revenues. Direct software license costs consist primarily of the cost of third-party software used in our products. Support and maintenance and professional services direct costs are primarily personnel, third party software maintenance costs and related infrastructure costs. When revenue related directly to the delivery of third-party software is deferred, we capitalize such costs in prepaid expenses until such revenue is recognized. Costs of revenues exclude charges for depreciation of property and equipment.
Product development
     Product development includes all research and development expenses and software development costs. We expense all research and development expenses as incurred. We expense all software development costs associated with establishing technological feasibility, which we define as completion of beta testing. Because of the insignificant amount of costs incurred between completion of beta testing and general customer release, we have not capitalized any software development costs in the accompanying consolidated financial statements.
Restructuring costs
     In 2003, we approved restructuring plans related to the reorganization of our business operations. We accrued the estimated costs of exiting certain activities under these restructuring plans and recorded a corresponding charge in the period the exit plan was approved. See Note 5 for further discussion of these restructuring activities.
Income taxes
     For purposes of these carve-out financial statements, we have allocated income tax expense using the separate return method. We use the asset and liability method of accounting for income taxes, under which deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and tax credit carry forwards. We measure deferred income tax assets and liabilities using enacted tax rates expected to apply to taxable income in the years in which we expect those temporary differences to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. We establish a valuation allowance to reduce the deferred income tax assets to the level at which we believe it is more likely than not that the tax benefits will be realized. See Note 8 for further discussion of our income taxes.
Interest, investment and other expense, net
     Interest, investment and other expense, net is primarily composed of foreign currency losses of $83,000.
Stock-based compensation
     We account for our stock option plans in accordance with the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations and comply with the disclosure provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.” As such, we record compensation expense on the date of grant only if the current market price of the underlying stock exceeds the exercise price. Additionally, if a modification is made to an existing grant, any related compensation expense is calculated on the date both parties accept the modification and recorded on the date the modification becomes effective. Otherwise, we do not record stock compensation expense when we grant stock options to Edify employees.
     Had we determined compensation cost based on the fair value at the grant date for our stock options and stock purchase rights under SFAS No. 123, our net loss would have increased to the pro forma net loss indicated below (in thousands):

2004
Net loss, as reported	$(189)
Add: Stock based employee compensation expense included in reported net loss, net of related tax effects	12
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects Edify Plans	(66)
S1 stock option plans	(195)

Pro forma net loss	$(438)

     The effect of applying SFAS No. 123 for providing these pro forma disclosures is not necessarily representative of the effects on reported net loss in future periods.
Foreign currency translation
     We translate the financial statements of our international subsidiaries into U.S. dollars at current exchange rates, except for revenues and expenses, which are translated at average exchange rates during each reporting period. Currency transaction gains or losses are included in our results of operations. We include net exchange gains or losses resulting from the translation of assets and liabilities into our reporting currency as a component of parent company investment.
Comprehensive loss
     We report total changes in parent company investment resulting from revenues, expenses, and gains and losses, including those that do not affect the accumulated deficit. Accordingly, we include in other comprehensive loss those amounts relating to foreign currency translation adjustments in the statement of operations and comprehensive loss.
Recent accounting pronouncements
     In December 2004 the FASB issued FASB Staff Position No. 109-1 (“FSP FAS No. 109-1”), “Application of FASB Statement No. 109, ‘Accounting for Income Taxes,’ to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004.” The American Jobs Creation Act of 2004 introduces a special tax deduction of up to 9.0 percent when fully phased in, of the lesser of “qualified production activities income” or taxable income. FSP FAS 109-1 clarifies that this tax deduction should be accounted for as a special tax deduction in accordance with SFAS No. 109. Edify has not taken advantage of any of the provisions of the American Jobs Creation Act of 2004 and therefore these provisions have no effect on these financial statements.
     On December 16, 2004, the FASB issued SFAS No. 123R, “Share-Based Payment,” (“SFAS 123R”) which is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”). Statement 123R supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and amends SFAS No. 95, “Statement of Cash Flows.” Generally, the approach in SFAS 123R is similar to the approach described in SFAS 123. SFAS 123R requires all share-based payments to employees to be recognized in the income statement based on their grant date fair values over the corresponding service period and also requires an estimation of forfeitures when calculating compensation expense. We will adopt SFAS No. 123R as required using the “modified prospective” method. We expect to record compensation expense related to our stock based compensation beginning in the first quarter of 2006.
3. Property and Equipment
    Property and equipment consist of the following:

December 31,
2004
(in thousands)
Leasehold improvements	$$374
Furniture and fixtures	716
Computer equipment	3,652
Software	1,300

6,042
Accumulated depreciation and amortization	(5,522)

$520

4. Goodwill and Other Intangible Assets
     At December 31, 2004, our other intangible assets were fully amortized. We recorded amortization expense of $75,000 during the year ended December 31, 2004 for the Point customer relationship intangible asset. The carrying value of our goodwill on December 31, 2004 was $4.9 million.
5. Restructuring Costs
     In the year ended December 31, 2003, we completed the process of reorganizing our Edify business to align costs with expected revenues. As a result, we hired a new general manager, reduced the workforce and closed and consolidated several Edify office facilities worldwide.
     The restructuring liability as of December 31, 2003 and 2004 and their utilization for the year ended December 31, 2004 are summarized as follows (in thousands):

	Personnel Costs	Lease Costs	Total
Balance, December 31, 2003	$72	$1,145	$1,217
Amounts utilized during 2004	(72)	(471)	(543)

Balance, December 31, 2004	$—	$674	$674

     The remaining restructuring liability at December 31, 2004 relates to future rent expense for vacated facilities, net of estimated sublease income. We expect to mate future cash expenditures, net of estimated sublease income, related to these restructuring activities of approximately $0.7 million, of which we anticipate to pay approximately $0.6 million during 2005. The leases expire on various terms through 2006.
6. Accrued Other Expenses
    Accrued other expenses consist of the following (in thousands):

December 31,
2004
Sales and income taxes payable	$180
Accrued third party license costs	935
Accrued sales and marketing expenses	273
Book overdrafts	288
Other	895

$2,571

7. Commitments and Contingencies
Lease commitments
     We lease office facilities under non-cancelable operating lease agreements, which expire at various dates through 2008. Total rental expense under these leases was $2.1 million in 2004.

     Future minimum annual payments under non-cancelable operating lease agreements and expected sublease income from non-cancelable sublease agreements are as follows (in thousands):

	Operating Lease	Sublease	Net Lease
	Commitments	Income	Commitments
2005	$2,129	$(54)	$2,075
2006	632	—	632
2007	135	—	135
2008	135	—	135

Total	$3,031	$(54)	$2,977

Contractual commitments
     In the normal course of business, we enter into contracts with vendors. Some of these contracts include provisions for fixed or minimum purchase quantities. We do not believe that we will fail to meet our contractual commitments to an extent that will result in a material adverse effect on our financial position or results of operations.
     In the normal course of business, we enter into contracts with customers. These contracts contain commitments including, but not limited to, minimum standards and time frames against which our performance is measured. In the event we do not meet our contractual commitments with our customers, we may incur penalties and/or certain customers may have the right to terminate their contracts with us. We do not believe that we will fail to meet our contractual commitments to an extent that will result in a material adverse effect on our financial position or results of operations.
Guarantees
     We typically grant our customers a warranty that guarantees that our product will substantially conform to our current specifications for 90 days from the delivery date. We also indemnify our customers from third party claims of intellectual property infringement relating to the use of our products. Historically, costs related to these guarantees have not been significant.
Litigation
     S1 is party to ordinary routine litigation which is incidental to the Edify business unit is a party. No expenses have been accrued at December 31, 2004 as there are no loss amounts related to litigation that are probable and estimable.
8. Income Taxes
     Loss before income taxes consists of the following:

2004
(in thousands)
U.S. operations	$(92)
Foreign operations	(68)

$(160)

     Income tax expense is summarized as follows:

2004
(in thousands)
Current:
Federal	$—
Foreign	10
State	19

Total current	$29

Deferred:
Federal
Foreign	—
State	—

Total deferred	$—

Total income tax expense	$29

     A reconciliation of the income tax (benefit) expense to the amount computed by applying the statutory federal income tax rate to the income (loss) from continuing operations before income tax benefit is as follows:

2004
(in thousands)
Income taxes at federal statutory rate of 35%	$(56)
State income tax expense, net of federal benefit	19
Decrease in valuation allowance related to current year operations	(53)
Foreign operations tax rate differences	97
Other permanent items	22

Income tax expense	$29

     The income tax effects of the temporary differences that give rise to our deferred income tax assets and liabilities as of December 31, 2004 are as follows:

2004
(in thousands)
Deferred income tax assets:
Net operating loss carryforwards	$23,781
Accrued expenses	468
Deferred revenue	2,640
Tax credit carryforwards	2,530
Restructuring	391
Property and equipment depreciation	368

Total gross deferred income tax assets	30,178
Valuation allowance for deferred income tax assets	(30,178)

Total deferred income tax assets	—

Deferred income tax liabilities
Total gross deferred income tax liabilities	—

Net deferred income taxes	$—

     We recognize deferred income tax assets and liabilities for differences between the financial statement carrying amounts and the tax bases of assets and liabilities which will result in future deductible or taxable amounts and for net operating loss and tax credit carryforwards. We then establish a valuation allowance to reduce the deferred income tax assets to the level at which we believe it is more likely than not that the tax benefits will be realized. Realization of the tax benefits associated with deductible temporary differences and operating loss and tax credit carryforwards depends on having sufficient taxable income within the carryback and carryforward periods. Sources of taxable income that may allow for the realization of tax benefits include (1) future taxable income that will result from the reversal of existing taxable temporary differences and (2) future taxable income generated by future operations. Because of the uncertainties with respect to our ability to achieve and sustain profitable operations in the future, we have recorded a valuation allowance to offset all of our net deferred income tax assets.
     At December 31, 2004, Edify had domestic net operating loss carryforwards and tax credit carryforwards of approximately $58.6 million and $2.5 million, respectively. There are no material foreign net operating loss carryforwards. The domestic net operating loss carryforwards expire at various dates through 2024 unless utilized. The foreign net operating loss carryforwards generally do not expire and the tax credit carryforwards expire at various dates through 2021. Our domestic net operating loss carryforwards at December 31, 2004 include $3.5 million in income tax deductions related to stock options which will be tax effected and the benefit will be reflected as a credit to parent company investment when realized. Such net operating loss carryforwards and tax credit carryforwards only relate to the legal entities included in the Edify business unit, and none of the net operating loss carryforwards and tax credit carryforwards relate to any other business units of S1 included in these financial statements. These net operating loss carry forwards and tax credit carryforwards may be limited in use upon a change in control.
9. Retirement Savings Plan
     S1 provides a 401(k) retirement savings plan for substantially all of our full-time employees in the United States. Each participant in the 401(k) plan may elect to contribute from 1% to 15% of his or her annual compensation to the plan. S1, at management’s discretion, may make matching contributions to the plan, S1 did not make any matching contributions during 2004 and accordingly no expense has been recognized in the accompanying financial statements.
10. Stock Option Plans
     As of the December 31, 2004, 1,850,000 shares of Edify Corporation Common Stock are reserved for issuance to employees, directors and consultants under Edify’s Nonqualified Stock Option Plan and 3,000,000 shares of Edify Corporation Common Stock are reserved for issuance to employees, directors and consultants under Edify’s 2000 Stock Option Plan (collectively, the “Edify Plans”). As of December 31, 2004, options to purchase 813,800 shares of Edify Common Stock under the option plans were outstanding and to date no options have been exercised. These options have a ten year life and vest over a period of three to four years. Additionally, there are 120,000 options outstanding which have accelerated vesting terms where vesting occurs upon a liquidity event or a valuation event. A liquidity event is defined as a merger of Edify with or into another corporation or a sale or exchange of stock in Edify in receipt by S1 at certain implied valuations of the business. A valuation event is defined as any transaction other than a public offering registered under the Securities Act that results in Edify ceasing to be a member of the S1 affiliated group and that is not a liquidity event. If neither of these events occurs, these options fully vest on February 9, 2006. As of December 31, 2004, these options were not vested. A summary of Edify stock options as of December 31, 2003 and 2004 and changes during the year ended December 31, 2004 is presented below:

		Weighted Average
	Shares	Exercise Price
Outstanding at December 31, 2003	2,177,460	$0.94
Forfeited	(1,243,660)	0.82

Outstanding at December 31, 2004	933,800	$1.09

Exercisable at December 31, 2004	687,325	$1.17

     The following table summarizes information about stock options outstanding under the Edify Plans at December 31, 2004:

		Options Outstanding
		Weighted-		Options Exercisable
		average	Weighted-		Weighted-
		Remaining	average		average
	Number	Contractual	Exercise	Number	Exercise
Range of Exercise Price	Outstanding	Life	Price	Exercisable	Price
$0.58–0.58	120,000	5.5	$0.58	—	$—
1.17–1.17	813,800	3.9	1.17	687,325	1.17

$0.58–1.17	933,800	4.1	$1.09	687,325	$1.17

     S1 maintains certain stock option plans providing for the grant of stock options to officers, directors and employees. These stock options involve the right to purchase shares of S1 Corporation common stock. Under these plans, 17,561,921 shares of S1 common stock are reserved for issuance. Substantially all stock options granted under the plans have ten-year terms and generally vest and become exercisable ratably over four years from the date of grant. Certain Edify employees participate in these stock option plans. A summary of S1 stock options issued to Edify employees as of December 31, 2003 and 2004 and changes during the year ended December 31, 2004 is presented below:

	Weighted Average
	Shares	Exercise Price
Outstanding at December 31, 2003	416,065	$28.93
Exercised	(7,125)	5.48
Forfeited	(206,289)	30.03

Outstanding at December 31, 2004	202,651	$28.63

Exercisable at December 31, 2004	197,301	$29.18

     The following table summarizes information about S1 stock options issued to Edify employees outstanding under the S1 Plans at December 31, 2004:

		Options Outstanding
		Weighted-		Options Exercisable
		average	Weighted-		Weighted-
		Remaining	average		average
	Number	Contractual	Exercise	Number	Exercise
Range of Exercise Price	Outstanding	Life	Price	Exercisable	Price
$1.06–9.99	32,994	5.5	$7.73	27,894	$7.69
10.00–19.99	27,875	4.9	16.70	27,625	16.76
20.00–29.99	71,674	3.9	26.37	71,674	26.37
30.00–49.99	59,196	5.2	41.18	59,196	41.18
50.00–80.50	10,912	4.1	69.01	10,912	69.01

$1.06–80.50	202,651	4.7	$28.63	197,301	$29.18

11. Geographic Disclosures and Major Customers
     Revenues from international customers were $6.9 million for the year ended December 31, 2004.
     At December 31, 2004, approximately $76,000 of total property and equipment is located outside of the United States.
     For the year ended December 31, 2004, we had one major customer (defined as those customers who individually contribute more than 10% of total revenues). We derived 10% of revenues from Verizon Call Center Services during the year ended December 31, 2004.

12. Related Party Transactions
S1 Corporation and its other subsidiaries
     Under a Source Code License Agreement between S1 and Edify, and its subsidiaries, S1 granted Edify a non-exclusive right and license to use and modify certain computer software. In exchange for the right to use and modify this technology, Edify agreed to pay license fees based on gross license revenues related to the sale of that product. Edify records 100% of the revenue sold to its third party customers and records related cost of goods sold based on the percentages in the Source Code License Agreement which are as follows:
•	Until December 31, 2003 — 20% of the Gross License Revenue.

•	January 1, 2004 — December 31, 2004 — 15% of the Gross License Revenue.

•	January 1, 2005 — December 31, 2005 —10% of the Gross License Revenue.

•	January 1, 2006 — December 31, 2007 — 5% of the Gross License Revenue.

Under this agreement, Edify recorded costs of $24,000 for the year ended December 31, 2004.
     S1 and Edify entered into business agreements in order to provide for the sale and provision of related services of Edify’s products to S1’s financial institution customers. The agreement grants S1 the sole and exclusive license to market, distribute and sublicense the Edify products in object code form to financial institution end users until January 1, 2006. In these transactions S1 records 100% of the revenue on sales of licenses and related maintenance and support fees to its financial institution customers and records a related cost which is payable to Edify. Edify records the fee payable by S1 as revenue upon recognition of revenue by S1 to its third party financial institution customer for license revenue and recognizes the fee payable by S1 for maintenance and support ratably over the service term. These revenues are recorded as revenues from S1 in the statement of operations. In 2004, Edify recorded revenue of $2.0 million under these agreements.
     Under a support agreement, Edify engaged S1 to provide Level 1 support services with respect to certain customer end user contracts under Edify reseller agreements primarily in the Asia Pacific region. Edify agreed to pay S1 a service fee calculated as fifty percent of the support and maintenance revenue. In 2004, Edify recorded costs and paid S1 $141,000 under this agreement.
     Edify Ireland Limited and S1 Ireland Limited entered into an agreement for subcontracting of certain services. Under this agreement, Edify Ireland rents office space from S1 Ireland and paid $121,000 in 2004 for such office space.
13. Subsequent Event
     On November 18, 2005, S1 entered into a definitive agreement pursuant to which S1 will sell its Edify business to Intervoice. Pursuant to the agreement, Intervoice will pay S1 $33.5 million in cash to acquire the Edify business, $1,0 million of which will be escrowed subject to the receipt of certain customer consents. The Definitive Agreement contains customary representations, warranties, covenants and indemnification provisions. Subject to the satisfaction of customary closing conditions, the transaction is expected to close prior to December 31, 2005. Under the agreement, S1 has contracted to continue to be a reseller of Edify products following the closing of the transaction.